UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to Rule 14a-12

SCRIPPS NETWORKS INTERACTIVE, INC.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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All,

Today is a landmark day for this company, with the news that Discovery Communications has reached an agreement to acquire Scripps Networks Interactive. You can read the press release announcing the agreement here.

Clearly there has been much speculation about our business and its ownership for many years. Each of you has played your part in building one of the strongest and most effective media companies in the world, and it is not surprising that the board and leadership of Discovery Communications has been so enthusiastic about bringing Scripps Networks into the Discovery family.

Upon completion of the deal, the combined company will be the leading non-fiction linear and digital content engine in the world, with a must-have portfolio of complementary brands for both male and female demographics. Together, Scripps Networks and Discovery will have a truly global footprint, and an enhanced ability to deliver services across multiple platforms including skinny bundles, as well as social and mobile. With a strong combined management team and employee base, the merger positions both businesses to thrive in the rapidly changing media landscape and to create significant immediate and long-term value for all stakeholders – investors, consumers and employees.

The board of Scripps Networks Interactive, the Scripps family and I are confident that this agreement will provide our amazing brands—both in the United States and around the world – with a solid foundation for future growth and expansion. It is the strength of those brands that has made Discovery so determined to complete this deal, and I know that they have exciting plans to ensure those brands continue to grow around the world for many years to come.

Of course, as with all mergers and acquisitions such as this, there is still work ahead before any deal can be expected to close. There are legal and regulatory requirements which will need to be met, and that can be expected to take some time.

For us here at Scripps Networks Interactive, that means that nothing will really change for a while to come. We have to continue to focus on doing what we do better than anyone else – creating compelling high quality lifestyle content across all platforms, and monetizing the connection between our advertisers and distributors and our consumers. This is a winning team, and we still have ratings to deliver and budgets to hit – and together that is what we are going to continue to do.

The management team of Discovery Communications has a commitment to preserving the traditions and values that make Scripps Networks Interactive the company that it is today. They recognize that Scripps Networks’ management and employees represent a vital asset to the company, and they see these people as being a key element in maximizing the long-term prospects of the combined company. It is CEO David Zaslav’s belief that Discovery will provide a compelling opportunity for the Scripps Networks team to participate in the success of the combined company going forward.

Nonetheless, I know that news such as this can be unsettling to many people, and I want to make sure that we are communicating openly and transparently with you all throughout the process. To that end, over the next few days and weeks, I – along with other members of the senior management team – will visit with as many of you in person as we can, to answer your questions and concerns. That starts this afternoon in Knoxville, and tomorrow in New York, and you’ll be receiving more details about when we will be in your office very soon.

I will also be sure to email all employees with regular updates over the coming months. There will be a lot that we don’t know at this point, but I want to be sure that we listen to what you have to say, and that we always make sure that you hear from us directly.

If you have questions in the meantime, please do feel free to email me or Chief Communications Officer Dylan Jones directly, and I will ensure that you get an answer as quickly as possible.

Thank you for everything that you do to make Scripps Networks Interactive the great company it is. Today is the start of an exciting new journey for this business, and I am grateful to all of you for the work you do every day to make sure that we are the best we can possibly be.

Best wishes,

Ken

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger between Discovery Communications, Inc. and Scripps Networks Interactive, Inc., constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Discovery Communications, Inc. and Scripps Networks Interactive, Inc. and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the risk that Scripps Networks Interactive, Inc. stockholders may not adopt the merger agreement or that Discovery Communications, Inc. stockholders may not approve the stock issuance, (3) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, and (4) risks that any of the closing conditions to the proposed merger may not be satisfied in a timely manner. Discussions of additional risks and uncertainties are contained in Discovery Communications, Inc.’s and Scripps Networks Interactive Inc.’s filings with the Securities and Exchange Commission. Neither Discovery Communications, Inc. nor Scripps Networks Interactive Inc. is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Where to Find Additional Information:

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Discovery Communications and Scripps Networks Interactive. In connection with the proposed merger, Discovery Communications intends to file a registration statement on Form S-4, containing a proxy statement/prospectus with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Discovery Communications and Scripps Networks Interactive with the SEC at http://www.sec.gov. Free copies of the proxy statement/prospectus, once available, and each company’s other filings with the SEC may also be obtained from the respective companies. Free copies of documents filed with the SEC by Discovery Communications will be made available free of charge on Discovery Communications’ investor relations website at corporate.discovery.com/investors. Free copies of documents filed with the SEC by Scripps Networks Interactive will be made available free of charge on Scripps Networks Interactive’s investor relations website at www.ir.scrippsnetworksinteractive.com.

Participants in the Solicitation:

Discovery Communications and its directors and executive officers, and Scripps Networks Interactive and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Discovery Communications and Scripps Networks Interactive common stock in respect of the proposed merger. Information about the directors and executive officers of Discovery Communications is set forth in its Annual Report on Form 10-K, which was filed with the SEC on February 14, 2017 and in its Annual Proxy Statement, which was filed with the SEC on April 5, 2017. Information about the directors and executive officers of Scripps Networks Interactive is set forth in its Annual Report on Form 10-K, which was filed with the SEC on February 24, 2017 and in its Annual Proxy Statement, which was filed with the SEC on March 29, 2017. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the proposed merger when it becomes available.